UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 17, 2006

THE GREENBRIER COMPANIES, INC.
(Exact name of registrant as specified in its charter)
Commission File No. 1-13146

Oregon (State of Incorporation)	93-0816972 (I.R.S. Employer Identification No.)

One Centerpointe Drive, Suite 200, Lake Oswego, OR	97035
(Address of principal executive offices)	(Zip Code)
(503) 684-7000
(Registrant’s telephone number, including area code)
Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Note Purchase Agreement
     On May 17, 2006, The Greenbrier Companies, Inc. entered into a purchase agreement (the “Purchase Agreement”) with Bear, Stearns & Co. Inc. and Banc of America Securities LLC, as initial purchasers, and the guaranteeing subsidiaries named therein, in connection with the offering and sale by Greenbrier of $85,000,000 aggregate principal amount of 2.375% convertible senior notes due 2026 (the “Notes”). The initial purchasers have an option to purchase up to $15,000,000 in additional principal amount notes. The Purchase Agreement is filed as Exhibit 10.1 hereto and incorporated herein by reference. In the Purchase Agreement, Greenbrier agreed to indemnify the initial purchasers against various liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the initial purchasers may be required to make in respect of those liabilities.
     The initial purchasers and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings with Greenbrier in the ordinary course of business
Item 9.01 Financial Statements and Exhibits
     (d) Exhibit:
     10.1 Purchase Agreement between The Greenbrier Companies, Inc. and Bear, Stearns & Co. Inc. and Banc of America Securities LLC, acting as the several initial purchasers, and the guaranteeing subsidiaries named therein, dated May 17, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE GREENBRIER COMPANIES, INC.
Date: May 17, 2006	By:	/s/ Joseph K. Wilsted
Joseph K. Wilsted
Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)